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                                                                    EXHIBIT 5.01


                                December 18, 1998

HNC Software Inc.
5930 Cornerstone Court West
San Diego, CA 92121

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-4 (File Number 333-64527) (the "Registration Statement") filed by you, HNC Software Inc. ("you" or the "Company") with the Securities and Exchange Commission (the "Commission") on September 29, 1998, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 2,956,618 shares of your Common Stock, $0.001 par value (the "Stock"). The shares of the Stock are to be issued for outstanding shares of Open Solutions Inc. common stock and upon exercise of options to purchase shares of Stock into which options to purchase shares of Open Solutions Inc. common stock are converted as described in the Registration Statement and the Agreement and Plan of Reorganization dated as of September 16, 1998 by and among Open Solutions Inc., Oahu Transaction Corp. and you, filed as an exhibit to the Registration Statement (the "Agreement and Plan of Reorganization").

        In rendering this opinion, we have examined the following:

        (1) the Registration Statement, together with the Exhibits filed as a part thereof and the Proxy Statement/Prospectus constituting a part thereof;

        (2) Your registration statement on Form 8-A filed with the Commission on May 24, 1995;

        (3) the minutes of meetings and actions by written consent of the Board of Directors of the Company that are contained in your minute books that are in our possession;

        (4) the stock records for the Company that you have provided to us (consisting of a list of outstanding options to purchase shares of the Company's capital stock that was prepared by you and dated December 18, 1998 and a letter from the Company's transfer agent dated December 18, 1998 certifying as to the number of outstanding shares of Common Stock); and
        (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the

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December 8, 1998
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authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the 2,956,618 shares of Stock to be issued by you, when issued and sold in accordance with the terms of the Agreement and Plan of Reorganization and as provided in the relevant Proxy Statement/Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Proxy Statement/Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,


                                            /s/ FENWICK & WEST LLP